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                                                                 Exhibit 10.36.2

                                     FORM OF
                   CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC.
                            LLC UNIT GRANT AGREEMENT

         CAMBRIDGE ENERGY RESEARCH ASSOCIATES, INC. LLC UNIT GRANT AGREEMENT, dated as of _______ __, 1998, between Cambridge Energy Research Associates, Inc., a Massachusetts corporation ("CERA Inc." or the "Company"), and the Grantee whose name appears on the signature page hereof (the "Grantee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement (as defined below), a copy of which may be obtained upon request from the Company during normal business hours.

                              W I T N E S S E T H:

         WHEREAS, on August 1, 1997, MCM Group, Inc., Global Decisions Group LLC, a Delaware limited liability company (together with any successor thereto, "Parent LLC"), GDG Merger Corporation, certain stockholders named therein and The Goldman Sachs Group, L.P. entered into a Plan of Merger and Exchange Agreement (the "Merger Agreement").

         WHEREAS, pursuant to the Merger Agreement, on _______ __, 1998, Parent LLC acquired (x) all of the outstanding capital stock of MCM Group, Inc., a Delaware corporation ("MGI" and, together with Parent LLC, the Company and each of their respective subsidiaries, the "MGI/CERA Group"), pursuant to the merger of GDG Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent LLC, with and into MGI, with MGI as the surviving corporation and (y) all of the outstanding capital stock of the Company and certain of the limited partnership interests of Cambridge Energy Research Associates Limited Partnership, a Delaware limited partnership ("CERA LP"), pursuant to the exchange of such capital stock and such partnership interests for LLC Units and certain other contingent interests in Parent LLC (the foregoing (x) and (y), collectively, the "Transactions");

         WHEREAS, in connection with the Transactions, the Board of Directors of the Company (the "Board") adopted the Cambridge Energy Research Associates, Inc.




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LLC Unit Grant Plan (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Plan");

         WHEREAS, pursuant to the terms of the Plan, the Company and the Grantee desire to enter into this LLC Unit Grant Agreement (the "Grant Agreement") in order to provide for the terms and conditions of the grant by the Company to the Grantee of LLC Units ("Grant LLC Units") and the right to receive Contingent LLC Units ("Grant Contingent LLC Units") (collectively, the "Units") as provided in
Section 1.5 of the Merger Agreement;

         WHEREAS, in connection with the grant of Grant LLC Units and pursuant to Section 5.4 of the Merger Agreement, the Parent LLC agreed to cause the Company to pay to the Grantee a cash distribution relating to certain tax benefits as described in such Section 5.4 of the Merger Agreement;

         NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

         1.       GRANT OF UNITS.

                  (a) GRANT OF GRANT LLC UNITS. Subject to all of the terms and conditions of this Agreement, the Company hereby grants to the Grantee and the Grantee hereby accepts from the Company, the number of Grant LLC Units listed on the signature page hereof, such grant to be effective at the Closing provided for in Section 2(a) hereof.

                  (b) GRANT OF GRANT CONTINGENT LLC UNITS. Subject to all of the terms and conditions of this Agreement, the Company hereby grants to the Grantee and the Grantee hereby accepts from the Company, such grant to be effective at the Closing provided for in Section 2(a) hereof, the right to receive the number of Grant Contingent LLC Units, calculated as follows: In the event that the CERA CAGR shall be equal to or greater than 16%, the Grantee shall be entitled to receive, as of June 30, 2000 or, in the event of the first to occur, prior to June 30, 2000, of a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering, as of the closing date of such Sale, Spin-Off or Public Offering, as the case may be, a number of Grant Contingent LLC Units (rounded to the nearest whole LLC Unit) equal to the product of (x)(A) 7.125% of the aggregate number of Contingent LLC Units to be received by the Stockholders, GS LP and the CERA Management Members under the Merger Agreement divided by (B) the aggregate number of LLC Units granted (or to be granted) pursuant to the Plan and (y) the number of Grant LLC Units granted to the Grantee hereunder. If the employment or retention as a consultant of the Grantee with the Company or any subsidiary of the Company is terminated prior to June 30, 2000 or, in the event that, prior to June 30, 2000, a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering occurs, prior to the closing date of such Sale, Spin-Off or Public

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Offering, and (I) such employment or retention as a consultant, as the case may be, was terminated voluntarily by the Grantee or by CERA Inc. or the applicable subsidiary for Cause (as defined in Section 5(c)(i) below), then, immediately upon such termination of employment or retention as a consultant, as the case may be, the right of the Grantee to receive Grant Contingent LLC Units shall terminate, and the Grantee shall not be entitled to any payment in respect thereof, or (II) such employment or retention as a consultant, as the case may be, was terminated for any other reason, then the right of the Grantee to receive Grant Contingent LLC Units shall terminate and, in lieu thereof, CERA Inc. shall pay to the Grantee (or his or her permitted transferees as provided below), promptly after such termination of employment or retention as a consultant, as the case may be, an amount in cash equal to the fair market value (as determined in good faith by the Board of the Parent LLC), as of the date of such termination of employment or retention as a consultant, as the case may be, of the number, if any, of Grant Contingent LLC Units that would have been issuable to the Grantee, based on the CERA CAGR as of such date (as determined in good faith by CERA Inc.), if the closing of a Nonqualifying Sale had occurred on such date. The right of the Grantee to receive Grant Contingent LLC Units pursuant to this Section 1(b) is not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, without limitation, by gift, operation of law or otherwise) other than (1) by will or the laws of descent or distribution upon the death of the Grantee or (2) to a trust the only actual beneficiaries under which are the Grantee and/or one or more of the Grantee's brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants, PROVIDED that the Parent LLC shall only be required to treat any such transferee as a permitted transferee for purposes of this Section 1(b) if it shall have received notice of such transfer, and PROVIDED FURTHER that the deceased Grantee's beneficiaries or the representative of his estate or such trust, as applicable, shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiaries, estate or trust were the Grantee.

                  (c) This Agreement is subordinate to, and the terms and conditions of the Grant LLC Units and the right to receive Grant Contingent LLC Units granted hereunder are subject to, the terms and conditions of the Merger Agreement and the Plan.

         2.       CLOSING.

                  (a) DELIVERIES. Except as otherwise agreed by the Company and the Grantee, the closing (the "Closing") of the grant to the Grantee of the Grant LLC Units and the right to receive the Grant Contingent LLC Units contemplated by this Agreement shall be deemed to have occurred at such time as:
(i) the Grantee has delivered to the Company a copy of this Agreement executed by the Grantee; (ii) the Company has delivered to the Grantee a copy of this Agreement executed by the Company and a copy of a certificate registered in such Grantee's name and

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representing the Grant LLC Units, which certificate shall bear the legends set forth in Section 3(b); and (iii) the Grantee has delivered to the Company, or the Company shall have otherwise received on behalf of the Grantee, an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements in respect of the Grant LLC Units. The Grantee hereby authorizes and empowers the Company, in the name and on behalf of the Grantee, to execute and deliver the Bailment Agreement described in Section 13.1(e) of the LLC Agreement and to deliver the certificate(s) representing the Grant LLC Units and, if and when issued, the Grant Contingent LLC Units, such certificate to be held by the Parent LLC in custody pursuant to such Bailment Agreement.

                  (b) AMENDED AND RESTATED LLC AGREEMENT. By the Grantee's execution hereof, the Grantee agrees to be bound by the Amended and Restated Limited Liability Company Agreement, dated as of _________ __, 1998, of Parent LLC, as such agreement may be amended, supplemented, waived or modified from time to time (the "LLC Agreement"), a copy of which may be obtained from the Company upon request, and such execution of this Agreement by the Grantee also constitutes execution of a counterpart to the LLC Agreement.

                  (c) WITHHOLDING IN RESPECT OF GRANT CONTINGENT LLC UNITS. Whenever Grant Contingent LLC Units (or amounts to be paid in lieu thereof) are to be received by the Grantee in accordance with Section 1(b) hereof, the Company may require the recipient of such Grant Contingent LLC Units to remit to the Company an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements.

         3.       GRANTEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  (a) INVESTMENT INTENTION. The Grantee represents and warrants that he is acquiring the Units solely for his own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Units (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Units), except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state and foreign securities or "blue sky" laws. The Grantee further understands, acknowledges and agrees that none of the Units may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless the provisions of Sections 4 through 7 hereof, inclusive, shall have been complied with or have expired, (ii) unless the LLC Agreement has been complied with or have expired,
(iii) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) the Grantee shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be


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reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or (C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition and (iv) unless such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom.

                  (b) LEGENDS. The Grantee acknowledges that the certificate or certificates representing the Units shall bear an appropriate legend, which will include, without limitation, the following language:

                  "THE LLC UNITS REPRESENTED HEREBY ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS, AND ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF AN LLC UNIT GRANT AGREEMENT, DATED AS OF _______, ____, AS THE SAME MAY BE AMENDED, SUPPLEMENTED, MODIFIED OR WAIVED FROM TIME TO TIME (THE "GRANT AGREEMENT") AND THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GLOBAL DECISIONS GROUP LLC ("PARENT LLC"), DATED AS OF __________ __, 1998, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME (THE "LLC AGREEMENT"), AND NEITHER THIS CERTIFICATE NOR THE LLC UNITS REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH GRANT AGREEMENT AND LLC AGREEMENT, COPIES OF WHICH AGREEMENTS ARE ON FILE WITH THE SECRETARY OF PARENT LLC."

                  "THE LLC UNITS REPRESENTED HEREBY MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS
                  (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO PARENT LLC AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO PARENT LLC, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT, OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR PARENT LLC, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."


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                  (c) SECURITIES LAW MATTERS. The Grantee acknowledges receipt of advice from the Company that (i) it is not anticipated that there will be any public market for the Units, (ii) the Units must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Units unless the Units are subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available, (iii) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to sales of securities of Parent LLC and Parent LLC has made no covenant to make Rule 144 available, (iv) when and if the Units may be disposed of without registration in reliance upon Rule 144, such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) except to the extent required by applicable law, Parent LLC does not plan to file reports with the Commission or make information concerning Parent LLC or any of its direct or indirect subsidiaries publicly available, (vi) if the exemption afforded by Rule 144 is not available, sales of the Units may be difficult to effect because of the absence of public information concerning Parent LLC, (vii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Units and (viii) a notation shall be made in the appropriate records of Parent LLC indicating that the Units are subject to restrictions on transfer set forth in this Agreement and, if Parent LLC should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Units.

                  (d) COMPLIANCE WITH RULE 144. If any of the Units are to be disposed of in accordance with Rule 144, the Grantee shall transmit to the Company and Parent LLC an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company or Parent LLC may reasonably require to assure compliance with Rule 144 in connection with such disposition.

                  (e) ABILITY TO BEAR RISK. The Grantee represents and warrants that (i) the financial situation of the Grantee is such that he can afford to bear the economic risk of holding the Units for an indefinite period and (ii) he can afford to suffer the complete loss of his interest in the Units.

                  (f) ACCESS TO INFORMATION. The Grantee represents and warrants that he has carefully reviewed this Agreement and the LLC Agreement and the materials furnished to him in connection with the transaction contemplated hereby and he has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company and Parent LLC concerning the terms and conditions of the Units and to obtain any additional information that he deems necessary to verify the accuracy of the information contained in such materials.

                  (g) REGISTRATION; RESTRICTIONS ON SALE UPON PUBLIC OFFERING. The Grantee shall be entitled to the rights and subject to the obligations created under the

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LLC Agreement, to the extent provided therein. The Grantee agrees that, in the event that Parent LLC files a registration statement under the Securities Act with respect to an underwritten public offering of any LLC Units, the Grantee will not effect any public sale (including a sale under Rule 144) or distribution of any Units (other than as part of such underwritten public offering) during the 20 days prior to and one year after the effective date of such registration statement.

                  (h) SECTION 83(b) ELECTION. The Grantee agrees that, within 20 days after the Closing, he shall give notice to the Company as to whether or not he has made or will make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Units granted at such Closing, and acknowledges that he will be solely responsible for any and all tax liabilities payable by him in connection with his receipt of the Units or attributable to his making or failing to make such an election.

         4. RESTRICTIONS ON DISPOSITION OF UNITS. Neither the Grantee nor any of his heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any of the Units to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of Units, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law other than a transfer of Units by operation of law to the estate of the Grantee upon the death of the Grantee, PROVIDED that such estate shall be bound by all provisions of this Agreement and the LLC Agreement), except as provided in Sections 5 and 6 hereof, and in the LLC Agreement. The restrictions contained in this Section 4 (but not the restrictions contained in the LLC Agreement which shall terminate only as provided therein) shall terminate in the event that an underwritten public offering of LLC Units (or the securities into which such units shall have been converted or for which such LLC Units shall have been exchanged) of the Company led by one or more underwriters at least one of which is of nationally recognized standing (a "Public Offering") has been consummated and shall not apply to a sale as part of a Public Offering or at any time thereafter.

         5. TERMINATION OF EMPLOYMENT OR UNFORESEEN PERSONAL HARDSHIP OF THE GRANTEE.

                  (a) TERMINATION OF EMPLOYMENT. If the Grantee's employment with or provision of services to the member or members of the MGI/CERA Group that employs the Grantee or has engaged the Grantee to provide services, as applicable, is terminated for any reason whatsoever the Company shall have an option to purchase all or a portion of the Units then held by the Grantee (or, if his employment or provision of services was terminated by his death, his estate) and shall have 60 days from the date of the Grantee's termination (such 60-day period being hereinafter referred to as the "First Option Period") during which to give notice in writing to the Grantee (or his estate) of its election to exercise or not to exercise such option, in


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whole or in part. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such termination to make such election. If the Company fails to give notice that it intends to exercise such option within the First Option Period or the Company gives notice that it intends to exercise such option with respect to only a portion of the Units, the Restricted Holders (as such term is defined in the LLC Agreement) shall have the right to purchase all or a portion of the Units then held by the Grantee (or his estate) that will not be repurchased by the Company and shall have until the expiration of the earlier of (x) 60 days following the end of the First Option Period or (y) 60 days from the date of receipt by the Restricted Holders of written notice that the Company does not intend to exercise such option or intends to exercise such option with respect to only a portion of the Units (such 60-day period being hereinafter referred to as the "Second Option Period"), to give notice in writing to the Grantee (or his estate) (with a copy to the Company) of the Restricted Holder's exercise of its option, in whole or in part; PROVIDED, that, during the first 30 days of the Second Option Period, each Restricted Holder shall have the right to elect to purchase from the Grantee only its or his pro rata portion (determined as of the date of termination of the Grantee's employment or provision of services, as applicable, and taking into account only such options to purchase Units as are then exercisable and held by the applicable Restricted Holder) of such Units; and, PROVIDED, FURTHER, that if the Restricted Holders in the aggregate do not elect to purchase all of such Units during the first 30 days of the Second Option Period, then the Company shall send a written notice to each Restricted Holder who had elected to purchase all of its or his pro rata portion of the Units in the first 30-day period, which notice shall state the number of Units as to which elections have not been made, and during the remainder of the Second Option Period, each such Restricted
Holder shall have the right to purchase a portion of the remainder of such Units in an amount equal to either (i) the product of (x) the aggregate number of such remaining Units and (y) a fraction, the numerator of which shall be the number of Units held by such Restricted Holder (on a partially diluted basis taking into account only such options to purchase Units as are then exercisable and held by such Restricted Holder) as of the date of the Grantee's termination and the denominator of which shall be the aggregate number of Units then held by each Restricted Holder that had elected to purchase all of its or his pro rata portion of such Units (on a partially diluted basis taking into account only such options to purchase Units as are then exercisable and held by any such Restricted Holder) or (ii) such other amount as shall be agreed upon by all such Restricted Holders. If the options of the Company and the Restricted Holders to purchase the Units pursuant to this subsection are not exercised with respect to all of the Units as provided herein (other than as a result of Section 9 hereof), the Grantee (or his estate) shall be entitled to retain those Units which will not be so purchased, subject to all of the provisions of this Agreement. If the Company and the Restricted Holders have failed to exercise their respective options pursuant to this Section 5(a) with respect to all of the Units within the time periods specified herein, and if the Grantee's employment or provision of services with the member of the MGI/CERA Group that employs the

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Grantee or has engaged the Grantee to perform services, as applicable, is terminated (A) by such employer without Cause, (B) by the Grantee by Retirement at Normal Retirement Age, (C) by reason of the Permanent Disability or death of the Grantee or (D) if, as of the effective date of such termination, the Grantee is employed by any member of the MCM/CERA Group under an effective Employment Agreement (the "Employment Agreement"), between such member of the MCI/CERA Group and the Grantee, by the Grantee for Good Reason (as such term is defined in the Employment Agreement), then on notice from the Grantee (or his estate) in writing and delivered to the Company within 30 days following the end of the Second Option Period, the Company shall purchase all (but not less than all) of the Units then held by the Grantee (or his estate). All purchases pursuant to this Section 5 (a) by the Company or the Restricted Holders shall be for a purchase price and in the manner prescribed by Section 6 hereof.

                  (b) UNFORESEEN PERSONAL HARDSHIP. In the event that the Grantee, while in the employment of or providing services to any member of the MGI/CERA Group, experiences Unforeseen Personal Hardship, the Board will carefully consider any request by the Grantee that the Company repurchase the Grantee's Units at a price determined in accordance with Section 6 hereof, but the Company shall have no obligation to repurchase such Units. The Board shall consider such request with respect to Unforeseen Personal Hardship as soon as practicable after receipt by the Company of a written request by the Grantee, such request to include sufficient details of the Grantee's Unforeseen Personal Hardship to permit the Board to review the request and the circumstances in an informed manner.

                  (c) CERTAIN DEFINITIONS. As used in this Agreement the following terms shall have the following meanings:

                           (i) "CAUSE" shall mean (A) the willful failure by the Grantee to perform substantially his duties as an employee of, or in connection with his provision of services to, any member of the MGI/CERA Group (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Grantee by the executive to whom the Grantee reports or by the Board of Directors of the member of the MGI/CERA Group by which he is employed or to which he provides services, which notice identifies the manner in which such executive or such Board, as the case may be, believes that the Grantee has not substantially performed his duties, (B) the Grantee's engaging in willful and serious misconduct that is or is expected to be injurious to any member of the MGI/CERA Group, (C) the Grantee's having been convicted of, or entered a plea of guilty or NOLO CONTENDERE to, a crime that constitutes a felony, (D) the willful and material breach by the Grantee of any written covenant or agreement with any member of the MGI/CERA Group not to disclose any information pertaining to the MGI/CERA Group, not to compete or interfere with the MGI/CERA Group or

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         with respect to any take-along or similar covenants applicable to any
         Units owned by the Grantee or (E) any violation by the Grantee of any material federal, state or foreign securities laws; PROVIDED that if the Grantee is, as of the date of determination, employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Cause, the definition contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

                           (ii) "RETIREMENT AT NORMAL RETIREMENT AGE" shall mean the Grantee's voluntary termination of employment from, or provision of services to, the Company or other member of the MGI/CERA Group that employs the Grantee or has engaged the Grantee to perform services, as applicable, at age 60 or later.

                           (iii) "PERMANENT DISABILITY" shall mean a physical or mental disability that prevents the performance by the Grantee of substantially all of his duties lasting for a continuous period of six months or longer. The good faith judgment of the Board as to the Grantee's Permanent Disability shall be final and shall be based on the determination (evidenced by a written report or certificate) by a physician selected by the Company or its insurers, and acceptable to the Grantee or the Grantee's legal representative (such acceptance not to be unreasonably withheld) to advise the Board; provided that if the Grantee is, as of the date of determination, employed by any member of the MGI/CERA Group under an effective employment agreement that contains a different definition of Permanent Disability, Disability or Disabled, the definition contained in such employment shall be substituted for the definition set forth above for all purposes herein.

                           (iv) "PERMITTED TRANSFEREE" shall have the meaning assigned to such term in Section 1.1 of the LLC Agreement.

                           (v) "PRINCIPAL MEMBER" shall mean each of Fund IV, Daniel H. Yergin, Joseph A. Stanislaw and James P. Rosenfield (the "Original Principal Members") and each of their respective Permitted Transferees who are "accredited investors" within the meaning of Rule 501(a) of Regulation D of the Securities Act; PROVIDED, HOWEVER, that a Principal Member shall cease to be a Principal Member at such time as such person or entity shall not beneficially own at least 20% of the LLC Units that such Member (or the applicable Original Principal Member in the case of a Permitted Transferee) beneficially owned on the Effective Date, and, PROVIDED, FURTHER, that solely for purposes, under this Section 5, of calculating the number of LLC Units beneficially owned by a Principal Member who is an individual, such number of LLC Units shall be deemed to include any LLC Units held in a trust the only actual beneficiaries under which are such Principal Member and/or his brothers and

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         sisters (whether by whole or half blood), spouse, ancestors and lineal descendants.

                           (vi) "UNFORESEEN PERSONAL HARDSHIP" shall mean financial hardship arising from (x) extraordinary medical expenses or other expenses directly related to illness or disability of the Grantee, a member of the Grantee's immediate family or one of the Grantee's parents or (y) payments necessary or required to prevent the eviction of the Grantee from the Grantee's principal residence or foreclosure on the mortgage on that residence. The Board's reasoned and good faith determination of Unforeseen Personal Hardship shall be binding on the Company and the Grantee.

                  (d) NOTICE OF TERMINATION. The Company shall give written notice of any termination of the Grantee's employment with, or provision of services to, any member of the MGI/CERA Group to the Principal Members, except that if such termination (if other than as a result of death) is by the Grantee, the Grantee shall give written notice of such termination to the Company and the Company shall give written notice of such termination to the Principal Members.

                  (e) PUBLIC OFFERING. In the event that a Public Offering has been consummated, none of the Company, the Principal Members or the Grantee shall have any rights to purchase or sell the Units, as the case may be, pursuant to this Section 5 and this Section 5 shall not apply to a sale as part of a Public Offering.

         6.       DETERMINATION OF THE PURCHASE PRICE; MANNER OF PAYMENT.

                  (a) PURCHASE PRICE. For the purposes of any purchase of the Units pursuant to Section 5, and subject to Section 9(c), the purchase price per Unit to be paid to the Grantee (or his estate) for each Unit (the "Purchase Price") shall be equal to the fair market value (the "Fair Market Value") of such Unit as of the effective date of the termination of employment or provision of services, whichever is applicable, that gives rise to the right or obligation to repurchase or, in the case of a repurchase as a result of Unforeseen Personal Hardship, as of the date such Units are repurchased (such date of termination or repurchase, as applicable, the "Determination Date"); PROVIDED that if the Grantee's employment or provision of services is terminated by any member of the MGI/CERA Group for Cause, the Purchase Price for such Unit shall be the lesser of (i) the Fair Market Value of such Unit as of the effective date of the termination of employment or provision of services, whichever is applicable, that gives rise to the right or obligation to repurchase and (ii) the Fair Market Value of such Unit as of the Closing. Whenever determination of the Fair Market Value of such Units is required by this Agreement, such Fair Market Value shall be such amount as is determined in good faith by the Board of the Parent LLC (the "LLC Board"). In making a determination of Fair Market Value, the LLC Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of Parent LLC and its subsidiaries in recent periods, the potential value of Parent LLC and its subsidiaries as a whole, the future prospects of Parent LLC and its subsidiaries and the industries in which they compete, the history and management of Parent LLC and its subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of Parent LLC and its subsidiaries and the Applicable LLC Unit Valuation (as defined below). The determination of Fair Market Value will not give effect to any restrictions on transfer of the Units or the fact that such Units would represent a minority interest in the Company. For purposes of this Agreement, the term "Applicable LLC Unit Valuation" shall mean the annual valuation of the LLC Units performed as of the last day of the last fiscal year of Parent LLC ending prior to the Determination Date by an independent valuation firm chosen by the LLC Board, except that, (i) in the case of a Determination Date occurring on or after the Effective Date but prior to the first day of the fourth fiscal quarter of Parent LLC's 1998 fiscal year, the term "Applicable LLC Unit Valuation" shall mean the value per LLC Unit as of the effective date of and the Transactions as determined pursuant to Section 1.8 of the Merger Agreement and (ii) in the case of a Determination Date occurring during the fourth fiscal quarter of any fiscal year of Parent LLC beginning with the fourth quarter of the 1998 fiscal year of Parent LLC, the term "Applicable LLC Unit Valuation" shall mean the annual valuation of the LLC Units as of the last day of such fourth fiscal quarter performed by an independent valuation firm chosen by the LLC Board. The Fair Market Value as determined in good faith by the LLC Board and in the absence of fraud shall be binding and conclusive upon all parties hereto. If Parent LLC at any time subdivides (by any securities split, securities dividend or otherwise) the LLC Units into a greater number of LLC Units, or combines (by reverse securities split or otherwise) the LLC Units into a smaller number of LLC Units, the Purchase Price (including any minimum or maximum Purchase Price specified herein or in effect as a result of a prior adjustment) shall be appropriately adjusted by the LLC Board to reflect such subdivision or combination.

                  (b) CLOSING OF PURCHASE; PAYMENT OF PURCHASE PRICE. Subject to
Section 9, the closing of a purchase pursuant to this Section 6 shall take place at the principal office of the Company on the tenth business day following whichever of the following is applicable: (i) the receipt by the Grantee (or his estate) of the notice of any of the Principal Members or the Company, as the case may be, of its exercise of its option to purchase pursuant to Section 5(a) or (ii) the Company's receipt of notice by the Grantee (or his estate) to sell Units pursuant to Section 5(a) or (iii) the Board's determination (which shall be delivered to the Grantee) that the Company is authorized to purchase the Units as a result of Unforeseen Personal Hardship pursuant to Section 5(b). At the closing, (x) subject to the proviso below, the Company and/or the Principal Member, as the case may be, shall pay to the Grantee (or his estate) an amount equal to the Purchase Price and (y) the Grantee (or his estate) shall deliver to the Company and/or such Principal Member such certificates or other instruments representing the Units so purchased, appropriately endorsed by the Grantee (or his estate), as the Company or such Principal Member may reasonably require; PROVIDED, HOWEVER, that if the Determination Date occurs during the first or last fiscal quarter of any fiscal year of Parent LLC, the Company or the applicable Principal Member, as the case may be, may elect to pay the Purchase Price in two installments. In any such event, (i) at the closing of the purchase of the Units, the Company or such Principal Member shall pay to the Grantee (or his estate) a net amount (the "First Installment Amount") equal to 80% of the Purchase Price determined pursuant to Section 6(a) hereof on the basis of the most recent available valuation of the LLC Units and (ii) no later than the tenth business day following receipt by the Company of the Applicable LLC Unit Valuation, the Company or such Principal Member shall pay an additional amount to the Grantee (or his estate) equal to the sum of (1) the excess (the "Excess Payment"), if any, of (A) the Purchase Price for the Units, over (B) the First Installment Amount and (2) an amount calculated by multiplying the Excess Payment by a percentage equal to the average annual cost to the Company of its bank indebtedness obligations outstanding during the period commencing on the closing date of the purchase of the Units and ending on the date of payment of such additional amount pursuant to this clause (ii) or, if there are no such obligations outstanding, one percentage point greater than the average annual prime rate charged during such period by The Chase Manhattan Bank or such other nationally recognized bank designated by the Company.

                  (c) APPLICATION OF THE PURCHASE PRICE TO CERTAIN LOANS. The Grantee agrees that the Company and the Principal Members shall be entitled to apply any amounts to be paid by the Company or the Principal Members, as the case may be, to repurchase Units pursuant to Section 5 hereof to discharge any indebtedness of the Grantee to the Company or any of its direct or indirect subsidiaries, including, without limitation, indebtedness of the Grantee that is guaranteed by the Company or any of its direct or indirect subsidiaries.

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Grantee that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms and (c) the Units, when issued and delivered in accordance with the terms hereof, will be free and clear of any liens or encumbrances other than those created pursuant to this Agreement and the LLC Agreement, or otherwise in connection with the transactions contemplated hereby.

         8.       COVENANTS OF THE COMPANY.

                  (a) STATE SECURITIES LAWS. The Company agrees to use its best efforts to comply with all state securities or "blue sky" laws applicable to the grant of the Units to the Grantee, PROVIDED that the Company shall not be obligated to qualify or register the Units under any such law or to qualify as a foreign corporation or file any consent to service of process under the laws of any jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

         9.       CERTAIN RESTRICTIONS ON REPURCHASES.

                  (a) FINANCING AGREEMENTS, ETC. Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to repurchase any Units from the Grantee if (i) such repurchase would result in a violation of the terms or provisions of, or result in a default or an event of default under any financing or security agreement or document entered into in connection with the Transactions or in connection with the operations of the Company or its subsidiaries from time to time (such agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time, or (ii) such repurchase would violate any of the terms or provisions of the LLC Agreement or (iii) the Company has no funds legally available therefor under Chapter 156B of the Massachusetts General Laws, or any successor statute.

                  (b) DELAY OF REPURCHASE. In the event that a repurchase by the Company otherwise permitted or required under Section 5(a) is prevented solely by the terms of Section 9(a), (i) such repurchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 6 hereof or in this Section 9) at the first opportunity thereafter when the Company has funds legally available therefor and when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the LLC Agreement and (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to LLC Units or options to purchase LLC Units according to priority in time of the effective date of the termination of employment, or provision of services, as applicable, PROVIDED that any such repurchase right as to which a common date determines priority shall be of equal priority and shall share pro rata in any repurchase payments made pursuant to clause (i) above.

                  (c) PURCHASE PRICE ADJUSTMENT. In the event that a repurchase of Units from the Grantee is delayed pursuant to this Section 9, the purchase price per Unit when the repurchase of such Units eventually takes place as contemplated by Section 9(b) shall be (i) if the repurchase is pursuant to an exercise of the option of the Company or any Principal Member under Section 5(a), the sum of (A) the Purchase Price determined in accordance with Section 6 hereof at the time that the repurchase of such Units would have occurred but for the operation of this
Section 9, plus (B) an amount equal to interest on such Purchase Price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 9 to the date on which such repurchase actually takes place (the "Delay Period") at a rate equal to the weighted average cost of the MGI/CERA Group's bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, one percentage point greater than the average prime rate charged during such period by The Chase Manhattan Bank or such other nationally recognized bank designated by the Company, or (ii) if the repurchase is pursuant to an exercise of the Grantee's right to require a repurchase under Section 5
(a), the Fair Market Value of such Units (determined as set forth in Section 6(a)) on the date on which such repurchase actually takes place.

         10.      MISCELLANEOUS.

                  (a) NO RIGHTS AS MEMBER. The Grantee shall have no voting or other rights as a member of Parent LLC with respect to any Grant Contingent LLC Units until such Grant Contingent LLC Units shall have been issued to and received by (or deemed to have been issued to and received by) the Grantee and the admission of the Grantee to Parent LLC as a member of Parent LLC (if the Grantee shall not already be a member thereof). Except as expressly provided in the LLC Agreement, no adjustment shall be made for distributions or other rights for which the record date is prior to the date of such issuance and receipt.

                  (b) CAPITAL ADJUSTMENTS. The number of Grant Contingent LLC Units to be received pursuant to Section 1(b) hereof shall be proportionately adjusted to reflect any securities dividend, securities split or securities combination affecting outstanding LLC Units or any recapitalization of Parent LLC. Subject to any required action by the members of Parent LLC, in any merger, consolidation, reorganization, conversion, exchange of securities, liquidation or dissolution, the Grant Contingent LLC Units shall pertain to the securities and other property, if any, that a holder of the number of Grant Contingent LLC Units would have been entitled to receive in connection with such event.

                  (c) NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the Principal Members or the Grantee, as the case may be, at the following addresses or to such other address as the Company, the Principal Members or the Grantee, as the case may be, shall specify by notice to the others:

                           (i)      if to the Company, to it at:

                                    Cambridge Energy Research Associates, Inc.
                                    Charles Square
                                    20 University Road
                                    Cambridge, Massachusetts 02138

                                    ATTENTION: President

                           (ii) if to a Principal Member, to it or him at the address specified for it on the books and records of Parent LLC.

                           (iii) if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

                           (iv)     if to Parent LLC, to:

                                    Global Decisions Group LLC
                                    c/o McCarthy, Crisanti & Maffei, Inc.
                                    590 Madison Avenue, 18th Floor
                                    New York, New York 10022
                                    ATTENTION: _________________________________

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                                    Clayton, Dubilier & Rice, Inc.
                                    375 Park Avenue, 18th Floor
                                    New York, New York 10152
                                    ATTENTION: Donald J. Gogel

                                    Brera Capital Partners, LLC
                                    590 Madison Avenue, 18th Floor
                                    New York, New York 10022
                                    ATTENTION: Alberto Cribiore

                           and

                                    Debevoise & Plimpton
                                    875 Third Avenue
                                    New York, New York 10022
                                    ATTENTION: Steven R. Gross, Esq.

                           and

                                    Hale and Dorr LLP
                                    60 State Street, 25th Floor
                                    Boston, MA 02109
                                    ATTENTION: Paul P. Brountas, Esq.

Parent LLC also shall be given a copy of any notice or other communication between the Grantee and the Company under this Agreement at its address as set forth above.

                  (b) BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Sections 4 through 6, inclusive, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                  (c)      WAIVER; AMENDMENT.

                           (i) WAIVER. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, PROVIDED that any waiver of the provisions of Sections 4 through 6, inclusive, must be consented to by each of the Principal Members. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                           (ii) AMENDMENT. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Grantee and the Company, PROVIDED that any amendment adversely affecting the rights of any Principal Member hereunder must be consented to by such Principal Member. The parties hereto acknowledge that the Company's consent to an amendment or modification of this Agreement is subject to the terms and provisions of the Financing Agreements.

                  (d) ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties. The C&D Fund may assign from time to time all or any portion of its rights under Sections 4 through 6, inclusive, to one or more of its affiliates or affiliates of Clayton, Dubilier & Rice, Inc., and each other Principal Member may assign from time to time all or any portion of his rights under Sections 4 through 6, inclusive, to one or more of his Permitted Transferees (as defined in the LLC Agreement).

                  (e) MERGER CONSOLIDATION, ETC. In the event of any merger, consolidation, reorganization, exchange of securities, recapitalization, liquidation or similar transaction where LLC Units are converted into or exchanged for other securities, all references in this Agreement to LLC Units shall be deemed to refer to such securities into which the LLC Units shall have been converted or for which the LLC Units shall have been exchanged, and the provisions of this Agreement shall be applicable to such securities.

                  (f) APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS.

                  (g) SECTION AND OTHER HEADINGS, ETC. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         11. RELEASE. By the execution of this Agreement, the Grantee unconditionally and irrevocably waives, and agrees not to exercise, any and all rights he has, had, or may have to acquire, obtain, be granted, or otherwise receive any equity or other interest in CERA Inc. or CERA LP, including but not limited to any such interest described or referenced in, or arising out of, one or more letters from the Company to the Grantee relating to a proposed long-term incentive compensation plan (LTICP) of the Company.

         IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

                                      CAMBRIDGE ENERGY RESEARCH
                                      ASSOCIATES, INC.



                                      By: ___________________________________
                                          Name:
                                          Title:

                                      GRANTEE:



                                      By: ___________________________________
                                          Name:
                                          Address:

Total Number of LLC Units
to be Granted: _____